Catalytica Energy Systems Announces Change in SCR-Tech Management

William J. McMahon Appointed as President of the Subsidiary

GILBERT, AZ -- 03/22/2005 -- Catalytica Energy Systems, Inc. (NASDAQ: CESI) announced today that it has appointed William J. McMahon to serve as president of its wholly owned subsidiary SCR-Tech LLC ("SCR-Tech"), effective immediately. McMahon succeeds Hans-Ulrich Hartenstein, who is no longer employed with SCR-Tech.

William ("Bill") McMahon is a seasoned executive with 28 years of business operations, sales and marketing, and engineering experience, including more than 25 years in the energy and utility industries. Prior to joining SCR-Tech, McMahon was group vice president of the Ultrapure Water division of Ionics, Inc., where he led 14 subsidiaries in both the U.S. and internationally since 2000. Previously, McMahon held several executive level positions since 1997, including chairman, president and chief executive officer of Pantellos, a leading supply chain solutions company to the energy industry, president and chief executive officer of Stone & Webster Sonat Energy Resources LLC, and president of Stone & Webster Energy Services Inc. From 1978 to 1997, he held positions of increasing responsibility in sales and marketing management at DB Riley, Inc., a leading supplier of steam generating, fuel firing and environmental equipment for electric utilities and industry, and at The Babcock & Wilcox Company, a world leader in power generation equipment design, supply and service, including SCR systems for coal-fired power plants. McMahon earned a B.S. degree in nuclear engineering from Georgia Institute of Technology and a Master's degree in business administration from Xavier University.

Mike Murry, president and CEO of Catalytica Energy Systems, commented, "We believe this change in management will help us more fully capitalize on the exciting growth prospects we see ahead for SCR catalyst services. Bill's appointment supports our strategy to strengthen SCR-Tech's management team, expand our sales and marketing activities, and position the business to gain a stronger foothold in the developing market for SCR catalyst services. Bill brings solid business, operational and leadership skills to his new position, along with a proven track record in penetrating new markets, developing strategic sales channels, building strong relationships with major utilities and independent power producers, and driving sales growth. We look forward to enhancing and accelerating execution of SCR-Tech's business strategy under his leadership."

On joining SCR-Tech, McMahon added, "I am excited to have the opportunity to lead SCR-Tech at a time when the U.S. market for SCR services is beginning to develop. I strongly believe in the significant commercial opportunities that lie ahead for the business, and feel we are well-positioned to continue penetrating this market by offering customers more economical ways to operate and maintain their SCR units through our innovative SCR catalyst cleaning, rejuvenation and regeneration processes. I look forward to refining and executing SCR-Tech's business strategy as we work to further expand our customer base, develop new sales channels, and broaden our reach in the marketplace."

Catalytica Energy Systems is a leading provider of innovative emissions solutions designed to ease the environmental impact of combustion-related applications in the power generation and transportation industries. Through its SCR-Tech subsidiary (www.scr-tech.com), the Company offers a variety of services for coal-fired power plants and other fossil fuel-fired power generation facilities that use selective catalytic reduction (SCR) systems to reduce nitrogen oxides (NOx) emissions. These services include SCR catalyst cleaning and regeneration, as well as SCR system management and consulting services to optimize efficiency and reduce overall operating and maintenance costs. Catalytica Energy Systems' other business activities include the design, development and manufacture of advanced products based on its proprietary catalyst and fuel processing technologies to offer cost-effective solutions for reducing NOx emissions from diesel engines and natural gas-fired turbines. The Company's diesel fuel processing technology is designed to enable significant NOx reduction from mobile, stationary and off-road diesel engines to meet the growing diesel emissions challenge. Catalytica Energy Systems' Xonon Cool Combustion® system offers a breakthrough pollution prevention approach for gas turbines to achieve ultra-low emissions power generation through a proprietary catalytic combustion process. Other activities include the development of fuel processing systems for fuel cell applications in stationary, auxiliary and back-up power applications. Find Catalytica Energy Systems on the Worldwide Web at www.CatalyticaEnergy.com.

This news release contains forward-looking statements regarding the market opportunities and growth prospects for SCR-Tech's business, the ability of Catalytica Energy Systems to capitalize on these market opportunities and growth prospects; Catalytica Energy Systems' ability to expand SCR-Tech's sales and marketing activities, develop new sales channels for its SCR-Tech business, expand SCR-Tech's customer base, position the SCR-Tech business to further penetrate and broaden its reach in the SCR services market, and successfully execute SCR-Tech's business strategy under new leadership. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others: successful management of SCR-Tech's business; that Catalytica Energy Systems may not be able to accurately predict future market opportunities and growth prospects for its SCR-Tech business; possible fluctuations in economic conditions affecting the markets for SCR-Tech's service offerings; the risk that a market may not develop or be maintained for SCR-Tech's service offerings; that there may be unanticipated events that could impact the Company's ability to successfully operate SCR-Tech's business under new management; difficulties or delays in strengthening SCR-Tech's sales and marketing activities or management team; changes in the environmental requirements relating to NOx emissions; that Catalytica Energy Systems may be unable to maintain current or develop future strategic or customer relationships for SCR-Tech's services, including with utility and IPP customers; that any decision on the part of a customer to no longer use SCR-Tech's services could negatively adversely impact our business or results of operations; and the other risks set forth in Catalytica Energy Systems' most recently filed Form 10-K and subsequent Forms 10-Q filed with the Securities and Exchange Commission. Catalytica Energy Systems undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.

Editor's Note: Xonon and Xonon Cool Combustion are registered trademarks of Catalytica Energy Systems, Inc., Gilbert, AZ USA

CONTACT:
Megan Meloni
Investor Relations
650-940-6253